Exhibit 99.1

THE CHILDREN’S PLACE REPORTS SECOND QUARTER 2019 RESULTS

Reports Q2 GAAP Earnings per Diluted Share of $0.10 versus $0.45 in Q2 2018

Reports Q2 Adjusted Earnings per Diluted Share of $0.19 versus $0.70 in Q2 2018

Updates Full Year 2019 Adjusted Earnings per Diluted Share Guidance to $5.40 to $5.75

Provides Q3 2019 Adjusted Earnings per Diluted Share Guidance of $2.90 to $3.05

Secaucus, New Jersey – August 21, 2019 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced financial results for the second quarter ended August 3, 2019.

Jane Elfers, President and Chief Executive Officer announced, “Amidst lingering pressure from the Q1 Gymboree liquidation, we delivered a 3.8% comp decrease in Q2 versus a 13.2% comp increase LY.  Sales for the quarter met our expectations, however traffic remained weaker than anticipated which led to a late quarter increase in promotional activity across the sector.  Although we exited the quarter with seasonal carryover inventory down double digits, we believe it is prudent to assume an elevated promotional environment for the back half of 2019.”

Ms. Elfers continued, “With respect to the Gymboree integration, the team is focused and on track for a spring 2020 launch. The relaunch of the Gymboree website has been very strong and the early response reinforces how emotionally attached the Gymboree customer is to the Gymboree brand name and how much she values the Gymboree brand above all other kid’s brands in the market.”

Ms. Elfers concluded, “We have significant runway ahead of us through the continued successful execution of our multi-year strategic growth initiatives. As we move past the distraction of the Gymboree bankruptcy, we remain focused on new market share opportunities and building sales momentum into the back half of 2019. Our diversified sourcing model provides us with lower product costs in an inflationary sourcing market, which we believe leaves us uniquely positioned from a competitive standpoint. This product cost advantage increases the durability of our business in a promotional category and allows us to deliver strong results in all economic environments. As we look ahead, we remain focused on delivering best-in-class results for our shareholders.”

Financial Results

The Company’s results are reported in this press release on a GAAP and as adjusted, non-GAAP basis. A reconciliation of non-GAAP to GAAP financial information is provided at the end of this press release.

Second Quarter 2019 Results

Net sales decreased 6.3% to $420.5 million in the three months ended August 3, 2019 from $448.7 million in the three months ended August 4, 2018, primarily as a result of a comparable retail sales decrease of 3.8%.

Net income was $1.5 million, or $0.10 per diluted share, in the three months ended August 3, 2019, compared to net income of $7.5 million, or $0.45 per diluted share, in the three months ended August 4, 2018. Adjusted net income was $3.0 million, or $0.19 per diluted share, compared to adjusted net income of $11.7 million, or $0.70 per diluted share, in the comparable period last year.

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Gross profit was $138.8 million in the three months ended August 3, 2019, compared to $154.8 million in the three months ended August 4, 2018. Adjusted gross profit was $138.8 million in the three months ended August 3, 2019, compared to $154.8 million in the comparable period last year, and deleveraged 150 basis points to 33.0% of net sales, primarily as a result of the deleverage of fixed expenses resulting from the decline in comparable retail sales, and increased penetration of our ecommerce business, which operates at a lower gross margin rate. Merchandise margins decreased modestly, primarily as a result of traffic remaining difficult, which led to elevated promotional activity across the sector.

Selling, general, and administrative expenses were $116.4 million in the three months ended August 3, 2019, compared to $124.2 million in the three months ended August 4, 2018. Adjusted SG&A was $115.5 million in the three months ended August 3, 2019, compared to $122.5 million in the comparable period last year, and deleveraged 20 basis points to 27.5% of net sales, primarily as a result of the deleverage of fixed expenses resulting from the decline in comparable retail sales.

Operating income was $3.8 million in the three months ended August 3, 2019, compared to operating income of $10.0 million in the three months ended August 4, 2018. Adjusted operating income was $5.8 million in the three months ended August 3, 2019, compared to adjusted operating income of $15.7 million in the comparable period last year, and deleveraged 210 basis points to 1.4% of sales.

For the three months ended August 3, 2019, the Company’s adjusted results exclude net expenses of approximately $1.5 million, as compared to excluded net expenses of approximately $4.2 million in the three months ended August 4, 2018, comprising certain items which the Company believes are not reflective of the performance of its core business. For the three months ended August 3, 2019, these excluded items are primarily related to accelerated depreciation, consulting costs incurred in connection with the integration of the Gymboree brand, restructuring costs, fleet optimization costs, and asset impairment charges. For the three months ended August 4, 2018, these excluded items primarily related to asset impairment charges, restructuring costs, consulting costs for organizational design efforts, system transition costs, and costs incurred in connection with the review of the Company’s warehouse and distribution network.

Fiscal Year-To-Date 2019 Results

Net sales decreased 5.9% to $832.9 million in the six months ended August 3, 2019 from $885.0 million in the six months ended August 4, 2018, primarily as a result of a comparable retail sales decrease of 4.2%.

Net income was $6.0 million, or $0.38 per diluted share, in the six months ended August 3, 2019, compared to net income of $39.0 million, or $2.27 per diluted share, in the six months ended August 4, 2018. Adjusted net income was $8.8 million, or $0.55 per diluted share, compared to adjusted net income of $44.9 million, or $2.60 per diluted share, in the comparable period last year.

Gross profit was $290.8 million in the six months ended August 3, 2019, compared to $315.0 million in the six months ended August 4, 2018. Adjusted gross profit was $290.3 million in the six months ended August 3, 2019, compared to $316.2 million in the comparable period last year, and deleveraged 80 basis points to 34.9% of net sales, primarily as a result of the deleverage of fixed expenses resulting from the decline in comparable retail sales, and increased penetration of our ecommerce business, which operates at a lower gross margin rate.

Selling, general, and administrative expenses were $244.4 million in the six months ended August 3, 2019, compared to $242.7 million in the six months ended August 4, 2018. Adjusted SG&A was $242.6 million in the six months ended August 3, 2019, compared to $241.2 million in the comparable period last year, and deleveraged 190 basis points to 29.1% of net sales, primarily as a result of the deleverage of fixed expenses resulting from the decline in comparable retail sales.

Operating income was $8.9 million in the six months ended August 3, 2019, compared to operating income of $33.1 million in the six months ended August 4, 2018. Adjusted operating income was $12.5 million in the six months ended August 3, 2019, compared to adjusted operating income of $41.1 million in the comparable period last year, and deleveraged 310 basis points to 1.5% of sales.

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For the six months ended August 3, 2019, the Company’s adjusted results exclude net expenses of approximately $2.8 million, as compared to excluded net expenses of approximately $5.8 million in the six months ended August 4, 2018, comprising certain items which the Company believes are not reflective of the performance of its core business. For the six months ended August 3, 2019, these excluded items are primarily related to accelerated depreciation, restructuring costs, consulting costs incurred in connection with the integration of the Gymboree brand, fleet optimization costs, and asset impairment charges, partially offset by income associated with the exit of a store lease. For the six months ended August 4, 2018, these excluded items are primarily related to asset impairment charges, restructuring costs, consulting costs for organizational design efforts, system transition costs, and costs incurred in connection with the review of the Company’s warehouse and distribution network.

Store Openings and Closures

Consistent with the Company’s store fleet optimization initiative, the Company opened three stores and closed 13 stores in the three months ended August 3, 2019. The Company ended the quarter with 961 stores and square footage of 4.5 million, a decrease of 3.0% compared to the prior year. Since our fleet optimization initiative was announced in 2013, the Company has closed 226 stores.

The Company’s international franchise partners opened 18 new points of distribution in the three months ended August 3, 2019, and the Company ended the quarter with 225 international points of distribution open and operated by its eight franchise partners in 19 countries.

Capital Return Program

During the three months ended August 3, 2019, the Company repurchased 270 thousand shares for approximately $27 million, inclusive of shares repurchased and surrendered to cover tax withholdings associated with the vesting of equity awards held by management. The Company also paid a quarterly dividend of approximately $9 million, or $0.56 per share, in the quarter.

Since 2009, the Company has repurchased approximately $1.2 billion of its common stock and, since 2014, paid approximately $118 million in dividends. At the end of the second quarter of 2019, approximately $179 million remained available for future share repurchases under the Company’s existing share repurchase program.

Outlook

The Company is providing guidance for the third quarter and updated guidance for fiscal 2019.

For fiscal 2019, the Company updated outlook includes:

•	Net sales in the range of $1.910 billion to $1.925 billion

•	Comparable retail sales approximately flat to 2018

•	Adjusted operating margin in the range of 6.1% to 6.4%

•	Adjusted net income per diluted share in the range of $5.40 to $5.75, including an adverse impact of approximately $0.08 per share from the incremental tariffs scheduled to go into effect on September 1st and December 15th

For the third quarter of 2019, the Company expects:

•	Net sales in the range of $530 million to $535 million

•	A comparable retail sales increase in the range of 3% to 4%

•	Adjusted operating margin in the range of 11.5% to 12.0%
•	Adjusted net income per diluted share in the range of $2.90 to $3.05

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Conference Call Information

The Children’s Place will host a conference call on Wednesday, August 21st at 8:00 a.m. Eastern Time to discuss its second quarter fiscal 2019 results and the company’s outlook. The call will be broadcast live at http://investor.childrensplace.com. An audio archive will be available on the Company’s website approximately one hour after the conclusion of the call. A conference call transcript will also be posted on our website.

Financial Results

The Company’s results are reported in this press release on a GAAP and as adjusted, non-GAAP basis. Adjusted net income, adjusted net income per diluted share, adjusted gross profit, adjusted selling, general, and administrative expense, adjusted operating income, and adjusted operating margin are non-GAAP measures, and are not intended to replace GAAP financial information and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business. The Company uses non-GAAP results as one of the metrics to measure operating performance, including, to measure performance for purposes of the Company’s annual bonus and long-term incentive compensation plans.

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of August 3, 2019, the Company operated 961 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 225 international points of distribution open and operated by its eight franchise partners in 19 countries.

Forward Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 2, 2019. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact: Anthony Attardo, CFA, Director, Investor Relations, (201) 453-6693

(Tables Follow)

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THE CHILDREN’S PLACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Second Quarter Ended		Year-To-Date Ended
	August 3,	August 4,	August 3,	August 4,
	2019	2018	2019	2018
Net sales	$420,470	$448,718	$832,851	$885,031
Cost of sales	281,624	293,912	542,030	570,034
Gross profit	138,846	154,806	290,821	314,997
Selling, general and administrative expenses	116,417	124,210	244,423	242,680
Asset impairment charges	121	3,979	469	5,236
Depreciation and amortization	18,472	16,595	37,056	34,001
Operating income	3,836	10,022	8,873	33,080
Interest expense	(2,278)	(946)	(3,989)	(1,243)
Income before taxes	1,558	9,076	4,884	31,837
Provision (benefit) for income taxes	35	1,590	(1,128)	(7,186)
Net income	$1,523	$7,486	$6,012	$39,023

Earnings per common share
Basic	$0.10	$0.45	$0.38	$2.32
Diluted	$0.10	$0.45	$0.38	$2.27

Weighted average common shares outstanding
Basic	15,818	16,636	15,832	16,819
Diluted	15,859	16,715	15,983	17,225

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THE CHILDREN’S PLACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(In thousands, except per share amounts)
(Unaudited)

	Second Quarter Ended		Year-To-Date Ended
	August 3,	August 4,	August 3,	August 4,
	2019	2018	2019	2018

Net income	$1,523	$7,486	$6,012	$39,023

Non-GAAP adjustments:
Accelerated depreciation	922	-	1,890	-
Asset impairment charges	121	3,979	469	5,236
Organizational design costs	-	715	-	715
Restructuring costs	362	600	683	2,261
System transition costs	-	250	-	250
Distribution network review costs	-	150	-	150
Gymboree integration costs	380	-	574	-
Insurance claim settlement	-	-	-	(606)
Fleet optimization costs	207	-	(28)	-
Aggregate impact of Non-GAAP adjustments	1,992	5,694	3,588	8,006
Income tax effect (1)	(528)	(1,513)	(951)	(2,049)
Prior year uncertain tax positions (2)	-	-	135	(112)
Net impact of Non-GAAP adjustments	1,464	4,181	2,772	5,845

Adjusted net income	$2,987	$11,667	$8,784	$44,868

GAAP net income per common share	$0.10	$0.45	$0.38	$2.27

Adjusted net income per common share	$0.19	$0.70	$0.55	$2.60

(1) The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

(2) Prior year tax related to uncertain tax positions.

	Second Quarter Ended		Year-To-Date Ended
	August 3,	August 4,	August 3,	August 4,
	2019	2018	2019	2018

Operating income	$3,836	$10,022	$8,873	$33,080

Non-GAAP adjustments:
Accelerated depreciation	922	-	1,890	-
Asset impairment charges	121	3,979	469	5,236
Organizational design costs	-	715	-	715
Restructuring costs	362	600	683	2,261
System transition costs	-	250	-	250
Distribution network review costs	-	150	-	150
Gymboree integration costs	380	-	574	-
Insurance claim settlement	-	-	-	(606)
Fleet optimization costs	207	-	(28)	-
Aggregate impact of Non-GAAP adjustments	1,992	5,694	3,588	8,006

Adjusted operating income	$5,828	$15,716	$12,461	$41,086

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THE CHILDREN’S PLACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(In thousands, except per share amounts)
(Unaudited)

	Second Quarter Ended		Year-To-Date Ended
	August 3,	August 4,	August 3,	August 4,
	2019	2018	2019	2018

Gross Profit	$138,846	$154,806	$290,821	$314,997

Non-GAAP adjustments:
Fleet optimization costs	-	-	(550)	-
Restructuring costs	-	(50)	-	1,239
Aggregate impact of Non-GAAP adjustments	-	(50)	(550)	1,239

Adjusted Gross Profit	$138,846	$154,756	$290,271	$316,236

	Second Quarter Ended		Year-To-Date Ended
	August 3,	August 4,	August 3,	August 4,
	2019	2018	2019	2018

Selling, general and administrative expenses	$116,417	$124,210	$244,423	$242,680

Non-GAAP adjustments:
Restructuring costs	(362)	(650)	(691)	(1,022)
Organizational design costs	-	(715)	-	(715)
System transition costs	-	(250)	-	(250)
Distribution network review costs	-	(150)	-	(150)
Fleet optimization costs	(207)	-	(514)	-
Gymboree integration costs	(380)	-	(574)	-
Insurance claim settlement	-	-	-	606
Aggregate impact of Non-GAAP adjustments	(949)	(1,765)	(1,779)	(1,531)

Adjusted Selling, general and administrative expenses	$115,468	$122,445	$242,644	$241,149

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THE CHILDREN’S PLACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	August 3,	February 2,	August 4,
	2019	2019*	2018
Assets:
Cash and cash equivalents	$65,357	$69,136	$106,405
Accounts receivable	39,638	35,123	47,622
Inventories	386,174	303,466	366,461
Other current assets	30,258	27,670	53,224
Total current assets	521,427	435,395	573,712

Property and equipment, net	248,777	260,357	257,055
Right-of-use assets	430,145	-	-
Tradenames, net	73,456	-	-
Other assets, net	29,732	31,294	23,577
Total assets	$1,303,537	$727,046	$854,344

Liabilities and Stockholders' Equity:
Revolving loan	$196,352	$48,861	$89,335
Accounts payable	236,619	194,786	250,184
Current lease liabilities	127,695	-	-
Accrued expenses and other current liabilities	113,531	87,752	107,789
Total current liabilities	674,197	331,399	447,308

Long-term lease liabilities	341,828	-	-
Other liabilities	38,256	81,210	83,913
Total liabilities	1,054,281	412,609	531,221

Stockholders' equity	249,256	314,437	323,123

Total liabilities and stockholders' equity	$1,303,537	$727,046	$854,344

*	Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2019

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THE CHILDREN’S PLACE, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(In thousands)
(Unaudited)

	26 Weeks Ended	26 Weeks Ended
	August 3,	August 4,
	2019	2018

Net income	$6,012	$39,023
Non-cash adjustments	117,861	59,669
Working Capital	(100,578)	(87,381)
Net cash provided by operating activities	23,295	11,311

Net cash used in investing activities	(97,468)	(13,315)

Net cash provided by (used in) financing activities	69,306	(136,365)

Effect of exchange rate changes on cash	1,088	255

Net decrease in cash and cash equivalents	(3,779)	(138,114)

Cash and cash equivalents, beginning of period	69,136	244,519

Cash and cash equivalents, end of period	$65,357	$106,405

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